                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Mapics, Inc. at October 31, 1998 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



November 10, 1998                  By:  /s/ Michael E. Jones
                                        ---------------------------
                                        Michael E. Jones
                                        Managing Director





November 10, 1998                         /s/ Michael E. Jones
                                   --------------------------------
                                            Michael E. Jones



November 10, 1998                     /s/ Geoffrey H. Rosenberger
                                   --------------------------------
                                        Geoffrey H. Rosenberger



November 10, 1998                         /s/ Charles W. Ruff
                                   --------------------------------
                                            Charles W. Ruff



November 10, 1998                         /s/ James G. Gould
                                   --------------------------------
                                            James G. Gould




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